Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 118 to the Registration Statement on Form N-1A of our reports dated June 18, 2014, relating to the financial statements and financial highlights which appear in the April 30, 2014 Annual Report to Shareholders of Fidelity Summer Street Trust: Fidelity Focused High Income Fund and Fidelity High Income Fund and of our reports dated June 23, 2014, relating to the financial statements and financial highlights which appear in the April 30, 2014 Annual Report to Shareholders of Fidelity Summer Street Trust: Fidelity Capital & Income Fund and Fidelity Global High Income Fund which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts June 24, 2014